Exhibit 99.28

Project IslandPresentation to Special Committee[January 21, 2016]PRELIMINARYDRAFTConfidential – For Discussion & General Information Purposes Only

DisclaimerThese materials are provided solely for the information of the Special Committee of the Board of Directors (the “Special Committee”) of Barbados, Ltd. (the “Company” or “Barbados”) byWells Fargo Securities, LLC (“Wells Fargo Securities”) in connection with a potential merger (the “Transaction”) involving the Company and Tahiti, Inc. (“Tahiti”). These materials are for discussion purposes only, are incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Wells Fargo Securities and may not be relied upon by any security holder of the Company or any other third party for any purpose whatsoever. These materials were prepared for a specific use by specific persons and were not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. These materials were not prepared for use by readers not as familiar with the businesses and affairs of the Company and Tahiti as the Special Committee and, accordingly, none of the Special Committee, the Company, Wells Fargo Securities or their respective advisors takes any responsibility for these materials if used by persons other than the Special Committee.These materials were provided on a confidential basis solely for the information of the Special Committee and may not be disclosed to or shared with others, in whole or in part, or summarized or otherwise referred to except as agreed to in writing by Wells Fargo Securities. Notwithstanding the foregoing, Wells Fargo Securities imposes no restrictions on the disclosure by the Company (including its employees, representatives and agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Wells Fargo Securities to the Company. Any tax statement contained in these materials is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding any penalties under the United States Internal Revenue Code or other tax related penalties or (ii) promoting, marketing, or recommending the transaction or matters to which the statement relates. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Wells Fargo Securities is not an expert on, and nothing contained herein should be construed as advice with regard to, legal, accounting, regulatory, insurance or tax matters.These materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date of these materials. None of the Special Committee, the Company or Wells Fargo Securities undertakes any obligation to update, revise or reaffirm these materials. Any views expressed in these materials are subject to change without notice and may differ from or be contrary to other views expressed by Wells Fargo Securities or its affiliates. These materials are not intended to provide the sole basis for evaluation of the Transaction, do not purport to contain all information that may be required and should not be considered a recommendation with respect to the Transaction. The analyses contained in these materials must be considered as a whole. Selecting portions of the analyses, without considering all analyses, would create an incomplete view and may be misleading. The analyses, the order in which they are presented and the results thereof do not represent relative importance or weight given to them by Wells FargoSecurities. The implied reference ranges indicated by Wells Fargo Securities’ analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired, which may depend on a variety of factors, many of which are beyond the control of Wells Fargo Securities. In preparing these materials, Wells Fargo Securities has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction, and Wells Fargo Securities was not provided with any such appraisal or evaluation.Wells Fargo Securities has assumed and relied upon the accuracy and completeness of the financial and other information obtained from management of the Company and other participants in the Transaction and public sources without assuming any responsibility for independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company and other participants in the Transaction that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with management of the Company, other participants in the Transaction or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Wells Fargo Securities takes no responsibility for such estimates or forecasts or the assumptions on which they are based. In addition, Wells Fargo Securities has relied upon and assumed, without independent verification, that the final forms of the draft documents reviewed by Wells Fargo Securities will not differ in any material respect from such draft documents.Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC.Project Island 2

Table of ContentsI. Proposed Transaction SummaryII. Tahiti OverviewIII. Barbados OverviewIV. Financial AnalysisAppendixThis document and any other materials accompanying this document (collectively, the “Materials”) are provided for general informational purposes only. By accepting any Materials, the recipient acknowledges and agrees to keep the Materials confidential and not to distribute the Materials to any other party. ©2016 Wells Fargo Securities. All Rights Reserved.Project Island 3

Proposed Transaction Summary

Proposed Transaction Terms

Parties	▪ "Barbados" Ltd., a Bermuda corporation listed on the NASDAQ, and "Tahiti" Inc., a Republic of China ("ROC", "Taiwan") corporation listed on the Taiwan Stock Exchange
Transaction	▪ Barbados to merge into Tahiti, with Tahiti being the surviving company in the merger ("The Merger")

Merger Consideration	▪ Stock consideration per Barbados share of 0.9355 newly issued Tahiti American Depository Shares ("the Exchange Ratio") representing 18.71 Tahiti common shares ("Share Consideration")
	  ▪ Each American Depository Share ("ADS") represents 20 Tahiti common shares
	  ▪ Represents $15.97[1] value per share
	▪ Cash consideration of $3.71 ("Cash Consideration")
	▪ Represents $19.68[2] total value per share ("Merger Consideration", "Per Share Value")

Newly Issued ADSs	▪ Stock portion of deal to be paid in the form of ADSs to be listed on the NASDAQ
Options and Stock Appreciation Rights	▪ All Barbados options and SARs, whether vested or unvested, shall be treated in accordance with the terms of the applicable grant or award agreement and Barbados Share Plan and be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to the product of (x) total number of Barbados shares subject to such Barbados Share Option or SAR immediately prior to the Effective Time and (y) the excess, if any, of the Per Share Value over the exercise price per Barbados share of such cancelled Barbados Share Option or SAR, less applicable withholding taxes
Termination Fee	▪ Termination Fee of $20 million
Reverse Termination Fee	▪ Reverse Termination Fee of $40 million
Conditions to Closing	▪ Barbados and Tahiti shareholder approvals ▪ SEC approvals, ROC approvals, Bermuda approvals and any other governmental authority having competent jurisdiction ▪ Taiwan Stock Exchange and NASDAQ approvals for ADS program

Sources: Draft Merger Agreement (DPW Draft 1/16/15), Tahiti management
[1] Converted from NTD to USD using the exchange rate of 33.616 ("Assumed Exchange Rate") as of 1/15/16 and using Tahiti share price as of 1/15/16
[2] Merger Consideration defined as sum of Share Consideration and Cash Consideration

Project Island 5 Wells Fargo Securities

Transaction Overview

($ in USD; $ and Shares in Millions, except per share data)

Transaction Summary

Share Consideration	
Exchange Ratio	0.9355x
Tahiti Shares Represented	18.71
Tahiti Share Price[1]	$0.85
Share Consideration per Share of Barbados	$15.97
Cash Consideration	
Cash Consideration per Share of Barbados	$3.71
Total Consideration per Share of Barbados	$19.68
Barbados Shares Outstanding[2]	27.290
Total Merger Consideration	$537.2

Sources & Uses

Sources		Uses	
Barbados Cash	$59.5	Cash to Barbados Shareholders	$101.2
Tahiti Cash	59.1	Tahiti ADSs to Barbados Shareholders	435.9
Tahiti ADSs	435.9	Settlement of Options/SARs[3]	10.0
		Deal Expenses	3.5
		Excess Barbados Cash Balance at Close	3.9
Total Sources	$554.6	Total Uses	$554.6

Implied Premiums

Purchase Price Per Share	$19.68
Premium to Bermuda Share Price:	
1-Day ($16.90)	16.5%
30-Day Average ($18.75)	5.0%
60-Day Average ($18.96)	3.8%
90-Day Average ($18.63)	5.6%
120-Day Average ($18.10)	8.7%
180-Day Average ($17.45)	12.8%
52-Week High ($25.30)	(22.2%)
52-Week Low ($14.89)	32.2%

Tahiti Capitalization Table

	Current Tahiti	*Merger Adjustments*	Pro Forma Merger	*Pending[6] T-Co PIPE Adjustments*	Pro Forma Tahiti
	$	$	$	$	$
Cash[4]	$301.3	*($59.1)*	$242.2	*$356.1*	$598.3
Senior Debt[4]	228.6	*0.0*	228.6	*0.0*	228.6
Total Senior Debt	$228.6	*$0.0*	$228.6	*$0.0*	$228.6
Market Capitalization[5]	$764.9	*$0.0*	$764.9	*$255.5*	$1,020.4
Total Capitalization	$993.4	*$0.0*	$993.4	*$255.5*	$1,248.9

Tahiti Ownership

Current

Tahiti Common Shares[7]	No.	%
Barbados Ltd.	522.080	58.3%
Other Tahiti Shareholders	373.813	41.7%
Total Tahiti	895.894	100.0%

Pro Forma Merger

Tahiti Common Shares	No.	%
Barbados Shareholders	510.595	57.7%
Other Tahiti Shareholders	373.813	42.3%
Total Tahiti	884.408	100.0%

Pro Forma Merger & Pending T-Co PIPE

Tahiti Common Shares[8]	No.	%
Barbados Shareholders	510.595	43.1%
Pending T-Co PIPE	299.252	25.3%
Other Tahiti Shareholders	373.813	31.6%
Total Tahiti	1,183.660	100.0%

Source: Barbados and Tahiti public filings, Tahiti management, market data from Factset and Capital IQ as of 1/15/16

[1] Tahiti share price as of 1/15/16 converted from NTD to USD using Assumed Exchange Rate

[2] Barbados Shares Outstanding based on basic common shares outstanding as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee

[3] Settlement of Options/SARs determined using 1.062 options and 0.589 SARs as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee and Per Share Value

[4] Cash and Debt figures based on Tahiti balance sheet as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee and converted from NTD to USD using Assumed Exchange Rate

[5] Based on Tahiti basic shares outstanding of 895.894 million as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee plus 299.252 million new shares issued to T-Co per Tahiti press release dated 12/11/15 and Tahiti share price of $0.85 as of 1/15/16 using Assumed Exchange Rate

[6] All analysis herein assumes 299.252 shares are issued at a subscription price of USD $1.19 (converted using Assumed Exchange Rate) as a result of the pending T-Co PIPE per Tahiti press release dated 12/11/15, see discussion herein

[7] Tahiti share counts as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee

[8] Assumes the closing of the pending T-Co PIPE transaction, see discussion herein

Project Island 6 Wells Fargo Securities

Tahiti Overview

Tahiti Overview

($ in USD; $ in Millions)

Tahiti Overview

- Tahiti is a provider of outsourced semiconductor assembly and testing ("OSAT") solutions to fabless companies, integrated device manufacturers and foundries
- The company launched its IPO on the Gre Tai Securities OTC market in Taiwan on April 19, 2013 and started trading on the Taiwan Stock Exchange on April 11, 2014
- Offers back-end testing services and a comprehensive selection of leadframe-based and organic substrate-based package assembly services for memory, mixed-signal, and LCD driver semiconductors
- Portfolio of 821 active patents and of 154 pending patent applications
- Approximately 6,205 employees with operations worldwide
- Headquartered in Hsinchu, Taiwan

Summary of T-Co PIPE Investment in Tahiti [2]

- On December 11, 2015, T-Co, a Chinese private equity firm, has agreed to purchase 25.0% of Tahiti common stock for approximately NT$12.0Bn
- Purchase price of NTD$40 (~USD$1.19) per common share for 299,252,000 common shares
- Use of proceeds is to improve R&D and production capacity, invest in Tahiti Shanghai and acquire relevant semiconductor targets
- Investment by T-Co is subject to Tahiti shareholder and relevant government approval

Tahiti Financial Summary [1]

	Fiscal Year Ending 12/31/13	12/31/14	12/31/15
Revenue	$653.3	$726.0	$626.2
% Growth	*0.2%*	*11.1%*	*(13.7%)*
Gross Profit	$114.5	$170.6	$128.9
% Margin	*17.5%*	*23.5%*	*20.6%*
EBITDA[3]	$189.4	$227.8	$176.4
% Margin	*29.0%*	*31.4%*	*28.2%*
Net Income	$91.2	$126.3	$64.8
% Margin	*14.0%*	*17.4%*	*10.4%*
CapEx	$109.7	$102.9	$114.9
% Margin	*16.8%*	*14.2%*	*18.3%*

Tahiti Capitalization

	Current Capitalization $	%	PF T-Co PIPE Capitalization $	%	Cumulative Multiple of 2015 EBITDA[1,3]
Cash[2,4]	$301.3		$657.4		
Senior Debt[2,4]	228.6	23.0%	228.6	18.3%	1.3x
Total Debt	$228.6	23.0%	$228.6	18.3%	1.3x
Market Capitalization[2,5]	$764.9	77.0%	$1,020.4	81.7%	
Total Capitalization	$993.4	100.0%	$1,248.9	100.0%	
2015 EBITDA[1,3]					$176.4

Source: Tahiti management, Barbados and Tahiti public filings, market data from FactSet and Capital IQ as of 1/15/16
[1] NTD converted to USD using average historical exchange rates
[2] NTD converted to USD using Assumed Exchange Rate
[3] EBITDA defined as earnings before interest, taxes, depreciation and amortization and non-recurring expenses (all tax effected), per financial information provided by Tahiti managemet as approved for Wells Fargo's use by Barbados Special Committee, converted using Assumed Exchange Rate
[4] Cash and Debt figures based on Tahiti balance sheet as of 12/31/15 per Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee, converted using Assumed Exchange Rate
[5] Based on current Tahiti basic common shares outstanding of 895.894 million as of 12/31/15, and Tahiti basic common shares outstanding of 1,195.146 million pro forma for pending T-Co PIPE, both per Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee and Tahiti share price of $0.85 as of 1/15/16 using Assumed Exchange Rate

Project Island 8 Wells Fargo Securities

Tahiti – Business and Technology Overview

Business Overview

- Tahiti provides testing and assembly services for LCD and other flat-panel display driver semiconductors in Taiwan and for advanced memory and logic/mixed- signal products in Taiwan and Mainland China
- The Company offers a range of back-end testing services, including engineering testing, wafer probing and final testing of memory and mixed-signal semiconductors
- The Company has production facilities in Hsinchu and Tainan, Taiwan and Shanghai, Mainland China
- Founded in 1986 and headquartered in Hsinchu, Taiwan, the Company has approximately 6,200 employees

Tahiti Core Technology

LCD Driver	▪ Testing and assembly services for LCD and other flat panel display driver semiconductors ▪ Employs TCP, COF, and COG technologies
DRAM	▪ Testing and assembly services for DRAM semiconductors used in desktops, notebooks, and handheld devices
Flash (NOR/NAND)	▪ Testing and assembly services for Flash memory devices used in mobile devices, digital cameras, and digital audio/ video devices
Logic/Mixed-Signal	▪ Testing and assembly services for logic/mixed-signal semiconductors, with lead counts up to 1024 and operating frequencies of up to 9GHz

Sales Mix by Products [1]


SRAM 2%
Logic/Mixed Signal 7%
LCD Driver 27%
Commodity DRAM 14%
Flash 15%
Niche DRAM 18%
Bumping (incl. RDL / MEMS / PM) 17%

Selected Top Customers

NOVATEK
ILITEK
Micron
winbond
Himax
ISSI

Source: Company filings, Gartner, company website and Wall Street research
[1] Data as of Q3 2015 from Barbados November, 2015 Investor Presentation

Project Island
9
Wells Fargo Securities

Tahiti Stock Price Performance

($ in NTD)

LTM Historical Stock Price Performance



Current $28.70
High $50.50
Low $27.00
$55.00
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
$28.70
Feb-15
Mar-15
Apr-15
May-15
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Tahiti
Volume

Historical Relative Stock Price Performance



30%
20%
10%
0%
(10%)
(20%)
(30%)
(40%)
(50%)
(1.8)%
(3.8)%
(12.5)%
(33.8)%
Feb-15
Mar-15
Apr-15
May-15
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Tahiti
SOXX Index
NASDAQ Composite Index
OSAT Index

Source: FactSet as of 1/15/16; Note: OSAT Index includes Advanced Semiconductor Engineering, Inc. (TSEC:2311), Siliconware Precision Industries Co. Ltd. (TSEC:2325), Powertech Technology Inc. (TSEC:6239), King Yuan Electronics Co. Ltd. (TSEC:2449), and Chipbond Technology Corporation (GTSM:6147)

Project Island 10 Wells Fargo Securities

Summary of Analyst Sentiment on Tahiti

Equity Research Analysts

Metrics in NTD

(NTD in Millions, except per share data)		CY2015E		CY2016E		Stock Price Target	
	Report Date	Revenue	EBITDA	Revenue	EBITDA	Rating	Listed
JihSun Securities	12/14/2015	$19,845.0	N/A	$19,926.0	N/A	Outperform	$38.00
Morgan Stanley	11/17/2015	19,686.0	5,557.0	21,018.0	6,526.0	Neutral	35.00
Credit Suisse	8/11/2015	20,133.0	6,063.0	21,213.0	6,625.0	Outperform	42.00
CLSA	5/12/2015	22,285.0	6,618.0	24,132.0	6,908.0	Outperform	52.80
	Median	$19,989.0	$6,063.0	$21,115.5	$6,625.0		$40.00
	Mean	$20,487.3	$6,079.3	$21,572.3	$6,686.3		$41.95
	High	$22,285.0	$6,618.0	$24,132.0	$6,908.0		$52.80
	Low	$19,686.0	$5,557.0	$19,926.0	$6,526.0		$35.00
						Current:	$28.70

Metrics in USD

(USD in Millions, except per share data)		CY2015E		CY2016E		Stock Price Target	
	Report Date	Revenue	EBITDA	Revenue	EBITDA	Rating	Listed
JihSun Securities	12/14/2015	$590.3	N/A	$592.8	N/A	Outperform	$1.13
Morgan Stanley	11/17/2015	585.6	165.3	625.2	194.1	Neutral	1.04
Credit Suisse	8/11/2015	598.9	180.4	631.0	197.1	Outperform	1.25
CLSA	5/12/2015	662.9	196.9	717.9	205.5	Outperform	1.57
	Median	$594.6	$180.4	$628.1	$197.1		$1.19
	Mean	$609.4	$180.8	$641.7	$198.9		$1.25
	High	$662.9	$196.9	$717.9	$205.5		$1.57
	Low	$585.6	$165.3	$592.8	$194.1		$1.04
						Current:	$0.85

Source: Wall Street research, Capital IQ as of 1/15/16
Note: "N/A" denotes analyst does not estimate or provide the relevant metric; NTD converted to USD at Assumed Exchange Rate

Project Island 11 Wells Fargo Securities

Tahiti Ownership Summary

Ownership Summary

	Shares	% of Shares Outstanding
Institutional Owners	42,835,300	4.8%
Barbados	522,080,358	58.3%
Other Insiders / Stake Holders	186,097,000	20.8%
Retail	144,880,985	16.2%
Total Shares Outstanding	**895,893,643**	**100.0%**
Float	**187,967,445**	**21.0%**



5%
16%
21%
58%
Institutional Owners (42.8MM)
Barbados (522.1MM)
Other Insiders / Stake Holders (186.1MM)
Retail (144.9MM)

Insider Ownership

	Shares	% of Shares Outstanding
Barbados	522,080,358	58.3%
Siliconware Precision Industries Co., Ltd.	132,775,000	14.8%
Yi Fen, Chen	13,500,000	1.5%
Hung Yan Co. Ltd.	9,280,000	1.0%
United Microelectronics Corp.	8,492,000	0.9%
Wen Qing, Lin	6,000,000	0.7%
Wen Chin, Lin	6,000,000	0.7%
Shih Jye, Cheng	5,050,000	0.6%
Yuanta Financial Holding Co. Ltd.	5,000,000	0.6%
Total - All Insiders	**708,177,358**	**79.0%**

Institutional Ownership

	Shares	% of Shares Outstanding
Government of Singapore	33,946,000	3.8%
The Bank of New York Mellon Corp.	3,283,938	0.4%
Schroders Plc	1,373,000	0.2%
SinoPac Financial Holdings Co., Ltd.	1,091,000	0.1%
Teachers Insurance & Annuity Association of America	921,000	0.1%
Dimensional Fund Advisors LP	818,761	0.1%
First Financial Holding Co., Ltd.	485,000	0.1%
Stichting Pensioenfonds ABP	419,244	0.0%
The Charger Corp.	120,910	0.0%
Massachusetts Mutual Life Insurance Co.	93,000	0.0%
Northern Trust Corp.	89,000	0.0%
von und zu Liechtenstein Family	71,000	0.0%
BlackRock, Inc.	40,000	0.0%
Reyl & Cie SA	24,170	0.0%
Marsh & McLennan Cos., Inc.	20,526	0.0%
The Goldman Sachs Group, Inc.	15,000	0.0%
The Bessemer Group, Inc.	12,751	0.0%
Fubon Financial Holding Co. Ltd.	11,000	0.0%
Total - All Institutions	**42,835,300**	**4.8%**

Source: FactSet as of 1/15/16 and Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee
Note: Tahiti total share count and Barbados holdings of Tahiti as of 12/31/15 per Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee; Tahiti has no options/SARs plans or other securities that may cause dilution of share count per Tahiti management

Project Island 12 Wells Fargo Securities

T-Co PIPE Investment in Tahiti - Transaction Summary

Share Subscription Agreement Overview	
Parties	▪ "Tahiti", a Taiwanese corporation and "T-Co" (the "Subscriber"), a Chinese corporation
Type of Securities	▪ Common stock of Tahiti
Purchase Price	▪ NT$11,970,080,000 (~US$356,100,000) at NT$40 (~US$1.19) per share for 299,252,000 common shares
Pro Forma Common Stock Ownership	▪ 25% of Tahiti's common shares outstanding
Use of Proceeds	▪ R&D and production capacity, investment in Tahiti Shanghai and support of the Tahiti-Barbados merger and merger strategy in the semiconductor industry
Board Representation	▪ 1 Board seat as long as T-Co's pro forma ownership interest in Tahiti does not fall below 5%
Public Offering	▪ Three years after the closing, Tahiti will seek to file for a public offering related to the private placement shares on the Taiwan Exchange if required conditions for the shares by the exchange are met
Merger Dilution	▪ T-Co's 25% stake is not to be diluted as a result of any subsequent merger between Tahiti and Barbados
Transfer Restrictions	▪ 1 month notice required before transferring shares to a 3rd party during which Tahiti may attempt to purchase shares from T-Co ▪ T-Co may not sell to specified 3rd parties without Tahiti consent ▪ Transfer restrictions will not be imposed on T-Co if they own less than 5% of Tahiti or T-Co does not have a Board seat
Concurrent Strategic Alliance Agreement	▪ Tahiti and T-Co will expand and strengthen their partnership in the assembly and testing services of LCD drivers, microelectromechanical systems (MEMS), the Internet of Things (IoT) and Radio Frequency Integrated Circuits (RFIC) and/or wafer bumping services in Mainland China ▪ T-Co will introduce potential suppliers, customers and business partners in mainland China to Tahiti ▪ Term of three years with the option to extend to be negotiated six months prior to expiration
Conditions to Closing	▪ Tahiti shareholder approval ▪ Relevant government approval

Sources: Tahiti – T-Co Subscription Agreement dated 12/11/15

Project Island 13 Wells Fargo Securities

Barbados Overview

Barbados Overview

($ in USD, $ and Shares in Millions, except per share data)

Barbados Overview

- Barbados is a holding company that owns 58.3% of Tahiti's common shares
- The company launched its IPO on June 19, 2001 and is publicly traded on the NASDAQ Capital Market
- Incorporated in Bermuda
- Founded in 2000

Shareholder Ownership Summary


Other Public
Insiders
Other Public
Other Insiders
93%
7%
21%
21%
Barbados, Ltd. (Bermuda)
Other Tahiti Shareholders
58%
42%
Tahiti, Inc. (Taiwan)

Barbados Financial Summary [1]

	Fiscal Year Ending		
	12/31/13	12/31/14	12/31/15
Revenue	$653.3	$726.0	$626.2
% Growth	*0.2%*	*11.1%*	*(13.7%)*
Gross Profit	$116.1	$172.3	$130.3
% Margin	*17.8%*	*23.7%*	*20.8%*
EBITDA[3]	$192.4	$218.7	$173.1
% Margin	*29.4%*	*30.1%*	*27.6%*
Consolidated Net Income	$57.0	$96.9	$62.3
Net Income Attributable to Minority Interest	11.9	42.1	29.9
% Consolidated Net Income	*20.9%*	*43.4%*	*47.9%*
Net Income Attributable to Barbados	45.1	54.9	32.4
% Consolidated Net Income	*79.1%*	*56.6%*	*52.1%*
CapEx	$109.7	$102.9	$114.9
% Margin	*16.8%*	*14.2%*	*18.3%*

Barbados Capitalization

	Current Capitalization		Cumulative Multiple of 2015 EBITDA[1,3]
	$	%	
Cash[2,4]	$360.9		
Senior Debt[2,4]	228.6	25.7%	1.3x
Total Debt	$228.6	25.7%	1.3x
Minority Interest[2,5]	$192.9	21.7%	
Market Capitalization[2,6]	$467.8	52.6%	
Total Capitalization	$889.3	100.0%	
2015 EBITDA[1,3]			$173.1

Source: Barbados Financial Forecasts, Barbados public filings, market data from FactSet and Capital IQ as of 1/15/16 and capitalization data per Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee

1 NTD converted to USD based on average historical exchange rates

2 NTD converted to USD using Assumed Exchange Rate

3 EBITDA defined as earnings before interest, taxes, depreciation and amortization and non-recurring expenses (all tax effected) and based on Barbados Financial Forecasts as defined on page 21

4 Cash and Debt figures based on Barbados balance sheet as of 12/31/15 per Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee

5 Based on Barbados public filings as of 9/30/15

6 Barbados Fully Diluted Shares Outstanding as defined on page 19 per Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee, and Barbados share price of $16.90 as of 1/15/16

Project Island

15

Wells Fargo Securities

Barbados Stock Price Performance

($ in USD)

LTM Historical Stock Price Performance



$26.00
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
800
700
600
500
400
300
200
100
0
Current $16.90
High $24.99
Low $15.39
$16.90
Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16
Barbados
Volume

Historical Relative Stock Price Performance



30%
20%
10%
0%
(10%)
(20%)
(30%)
(40%)
(1.8)%
(3.8)%
(12.5)%
(28.0)%
Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16
Barbados
SOXX Index
NASDAQ Composite Index
OSAT Index

Source: FactSet as of 1/15/16; Note: OSAT Index includes Advanced Semiconductor Engineering, Inc. (TSEC:2311), Siliconware Precision Industries Co. Ltd. (TSEC:2325), Powertech Technology Inc. (TSEC:6239), King Yuan Electronics Co. Ltd. (TSEC:2449), and Chipbond Technology Corporation (GTSM:6147)

Project Island 16 Wells Fargo Securities

Summary of Analyst Sentiment on BarbadosEquity Research Analysts(USD in Millions, except per share data) CY2015E CY2016E Stock Price Target Report Date Revenue EBITDA Revenue EBITDA Rating Listed Cowen and Company 11/13/2015 $615.4 $170.8 $638.7 $182.6 Outperform $21.00 Craig-Hallum Capital Group 12/14/2015 595.1 165.4 610.4 174.7 Buy 25.00 Median $605.3 $168.1 $624.6 $178.7 $23.00 Mean $605.3 $168.1 $624.6 $178.7 $23.00 High $615.4 $170.8 $638.7 $182.6 $25.00 Low $595.1 $165.4 $610.4 $174.7 $21.00 Current: $16.90Source: Wall Street research and Capital IQ as of 1/15/16Project Island 17

Barbados Ownership Summary

Ownership Summary

	Shares	% of Shares Outstanding
Institutional Owners	16,241,315	59.5%
Insiders / Stake Holders	2,025,339	7.4%
Retail	9,120,153	33.4%
Short Interest	(96,866)	(0.4%)
Total Shares Outstanding	**27,289,941**	**100.4%**
Float	**26,534,010**	**97.2%**


33%
59%
8%
Institutional Owners (16.2MM)
Insiders / Stake Holders (2.0MM)
Retail (9.1MM)

Note: Excludes Short Interest

Insider Ownership

	Shares	% of Shares Outstanding
Siliconware Precision Industries Co., Ltd.	1,243,749	4.6%
Shih Jye, Cheng	391,084	1.4%
Tokyo Seimitsu Co., Ltd.	380,506	1.4%
Zheng Xu, He	10,000	0.0%
Total - All Insiders	**2,025,339**	**7.4%**

Institutional Ownership – Top 20

	Shares	% of Shares Outstanding
The Baupost Group LLC	3,751,853	13.7%
Old Mutual Plc	1,832,151	6.7%
Soros Fund Management LLC	1,422,921	5.2%
Renaissance Technologies Holdings Corp.	1,085,600	4.0%
Millennium Management LLC	877,349	3.2%
Ecofin Holdings Ltd.	793,870	2.9%
Kennedy Capital Management, Inc.	587,772	2.2%
Teachers Insurance & Annuity Association of America	555,839	2.0%
Nokomis Capital LLC	530,978	1.9%
Krevlin Management, Inc.	528,487	1.9%
FMR LLC	412,733	1.5%
Leucadia National Corp.	395,000	1.4%
AJO LP	381,451	1.4%
Altalis Capital Management LLC	376,046	1.4%
Seizert Capital Partners LLC	283,776	1.0%
OxFORD Asset Management LLP	255,290	0.9%
Sensato Investors LLC	196,088	0.7%
D. E. Shaw & Co., Inc.	129,655	0.5%
GFH LP	126,406	0.5%
Morgan Stanley	122,956	0.5%
Total - Top 20 Institutions	**14,646,221**	**53.7%**
Others	1,595,094	5.8%
Total - All Institutions	**16,241,315**	**59.5%**

Source: FactSet as of 1/15/16 and Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee
Note: Based on Barbados basic common shares outstanding as of 12/31/15 per Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee

Project Island 18 Wells Fargo Securities

Barbados – Implied Trading Discount Analysis($ in USD; $ and Shares in Millions, except per share) Barbados Capitalization Tahiti Capitalization Tahiti Market Capitalization1 $764.9 Tahiti Share Price as of 1/15/16 (NTD) NTD$28.70 Tahiti Shares Held by Barbados2 522.080 Exchange Rate (NTD/USD) as of 01/15/16 33.616 % Implied Economic Ownership 58.3% Tahiti Share Price as of 1/15/16 (USD) $0.85 Tahiti Basic Shares Outstanding2 895.894 Implied Value of Barbados Ownership $445.7 Barbados Cash3 $59.5 Tahiti Market Capitalization (USD) $764.9 Less Cost to Settle Options/SARs4 $8.2 Less: Cash3 301.3 Plus: Net Barbados Cash $51.4 Plus: Debt3 228.6 Implied Equity Value of Barbados $497.1 Tahiti Enterprise Value (USD) $692.1 Barbados Fully Diluted Shares Outstanding5 27.290 Implied Barbados Value per Share $18.21 Barbados Closing Share Price as of 1/15/16 $16.90 Implied Barbados Trading Premium/(Discount) per Share (7.2%)Barbados Trading Discount – Since Tahiti Began Trading on the TSEC 6Implied Discount Avg. Discount Since TSEC 1 Year Avg. Discount 6 Month Avg. Discount (Discount) 20% 10% 0% (10%) (12.5%) (13.3%)/ (14.1%) Premium (20%)(30%) (40%)(50%)Source: Tahiti and Barbados filings, Tahiti management, market data from FactSet and Capital IQ as of 1/15/161 Based on Tahiti basic common shares outstanding of 895.894 million (not including pending T-Co PIPE) as of 12/31/15 per Tahiti management as approved for Wells Fargo’s use by Barbados Special Committee and Tahiti share price of $0.89 as of 1/15/16 converted from NTD to USD using Assumed Exchange Rate 2 Tahiti basic common shares outstanding and Tahiti Shares Held by Barbados as of 12/31/15 per Tahiti management as approved for Wells Fargo’s use by Barbados Special Committee3 Based on 12/31/15 balance sheet for Barbados and Tahiti respectively per Tahiti management, as approved for Wells Fargo’s use by Barbados Special Committee converted at Assumed Exchange Rate as of 1/15/164 Cost to Settle Options/SARs determined using 1.062 options and 0.589 SARs as of 12/31/15 per Tahiti management as approved for Wells Fargo’s use by Barbados Special Committee5 “Barbados Fully Diluted Shares Outstanding” defined as sum of Barbados basic common shares outstanding of 27.290 million and resulting diluted shares from 1.062 million options and 0.589 million using the treasury stock method for the implied Barbados share price in question. Common share, options and SARs counts are per Tahiti management as approved for Wells Fargo’s use by Barbados Special Committee 6 Based on historical ownership levels of Tahiti by Barbados using Barbados filingsProject Island 19

 Financial Analysis

Financial Analysis Overview

Financial Forecasts

- Financial analysis is based, among other items, upon non-public information made available by Tahiti management and reviewed by the Barbados Special Committee
- The 5-year financial forecasts that the Barbados special committee directed Wells Fargo to use in performing its financial analysis are the following:
  - The financial forecasts for pro forma Tahiti for fiscal years 2015A -2020E including the pro forma adjustments related to the Merger prepared by Tahiti management ("Pro Forma Tahiti Financial Forecasts")
- Tahiti management expects the pending T-Co PIPE to close in 2H 2016E and the above forecasts assume the closing of this deal, and the impact of the pending T-Co PIPE

Overview of Methodologies

- Shareholder Impact Analysis compares what Barbados shareholders currently have with what they will receive in the Merger
  - Compared current Tahiti shares owned with shares owned post transaction to calculate the difference in shares and the aggregate $ difference based on:
    - Current market price of Tahiti shares
    - Implied price of Tahiti shares based on discounted cash flow analysis using Pro Forma Tahiti Financial Forecasts
  - Also compared Barbados current cash with the cash consideration shareholders will receive in the Merger
- An Implied Exchange Ratio Analysis was also prepared
- An ADS Analysis was also prepared

Project Island
21
Wells Fargo Securities

Shareholder Impact Analysis

($ in USD; $ and Shares in Millions)

	Shareholders Currently Have	Shareholders Get in the Merger	Shareholder Impact		Aggregate $ Difference		
			Difference	% Difference	At Market	DCF - Low	DCF - High
Shares							
Tahiti Shares Held by Barbados	522.080	510.595	(11.486)	(2.2%)	($9.8)[1]	($9.7)[2]	($13.2)[2]
Cash							
Barbados Cash[3]	$59.5						
Less Cost to Settle Options/SARs[4]	$8.2						
Net Barbados Cash	$51.4	$101.2	$49.9	97.2%	$49.9	$49.9	$49.9
Net Shareholder Impact					**$40.1**	**$40.2**	**$36.7**

Source: Tahiti Management, Pro Forma Tahiti Financial Forecasts, Capital IQ
[1] Based on Tahiti share price as of 1/15/16 converted from NTD to USD using Assumed Exchange Rate
[2] Represents product of (a) difference in shares held as of 12/31/15 per Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee and (b) implied pro forma Tahiti share price based on discounted cash flow analysis (see page 27)
[3] Barbados Cash as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee
[4] Cost to Settle Options/SARs determined using 1.062 options and 0.589 SARs as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee

Project Island 22 Wells Fargo Securities

Implied Exchange Ratio Analysis($ in USD)Historical Implied Exchange Ratios20.0x Exchange Ratio: 0.9355x 18.0x 30-Day Average: 0.8232x (13.6% premium) 10-Day Average: 0.8117x (15.2% premium) 16.0x 60-Day Average: 0.7961x (17.5% premium)1-Day Spot: 0.7725x (21.1% premium) 90-Day Average: 0.7582x (23.4% premium) 180-Day Average: 0.7206x (29.8% premium) 14.0x LTM Average: 0.6983x (34.0% premium) 12.0x 10.0x Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16Source: Market data from Capital IQ and Factset as of 1/15/161 At-Market Exchange Ratios calculated using sum of Barbados Stock Price for period in question less Cash Consideration divided by Tahiti share price for period in question, divided by the ADS ratio of 20.0Project Island 23

ADS Analysis

($ in USD)

Company Name	ADS Ticker	Current ADS Price	Current Domestic Share Price (USD)	Number of Underlying Shares in ADS	Current Implied Price (USD)	Premium / (Discount)			
						Current Premium / (Discount)	1-Month Average	6-Months Average	1-Year Average
Taiwan Listed Companies with ADSs									
Taiwan Semiconductor Manufacturing Company Limited	NYSE:TSM	$21.10	$4.08	5	$20.38	3.5%	5.6%	4.3%	3.2%
Siliconware Precision Industries Co. Ltd.	NASDAQ:SPIL	7.55	1.57	5	7.84	(3.7%)	(0.7%)	0.9%	0.5%
Advanced Semiconductor Engineering Inc.	NYSE:ASX	5.02	1.03	5	5.13	(2.2%)	(1.0%)	(0.5%)	0.9%
AU Optronics Corp.	NYSE:AUO	2.61	0.27	10	2.70	(3.2%)	(1.1%)	(0.2%)	(0.1%)
United Microelectronics Corporation	NYSE:UMC	1.66	0.33	5	1.67	(0.8%)	1.5%	1.5%	0.4%
Chunghwa Telecom Co., Ltd.	NYSE:CHT	29.80	3.00	10	30.05	(0.8%)	0.1%	0.5%	0.4%
	Median					**(1.5%)**	**(0.3%)**	**0.7%**	**0.5%**
	Mean					**(1.2%)**	**0.7%**	**1.1%**	**0.9%**
	High					**3.5%**	**5.6%**	**4.3%**	**3.2%**
	Low					**(3.7%)**	**(1.1%)**	**(0.5%)**	**(0.1%)**
Hong Kong Listed Companies with ADSs									
China Mobile Limited	NYSE:CHL	$50.66	$10.32	5	$51.59	(1.8%)	(0.3%)	(0.2%)	(0.1%)
China Telecom Corp. Ltd.	NYSE:CHA	43.83	0.45	100	44.76	(2.1%)	(0.7%)	(0.2%)	(0.0%)
China Unicom (Hong Kong) Limited	NYSE:CHU	10.73	1.09	10	10.91	(1.7%)	(0.5%)	(0.0%)	0.1%
PetroChina Co. Ltd.	NYSE:PTR	55.02	0.56	100	56.18	(2.1%)	(0.1%)	(0.3%)	(0.1%)
Sinopec Shanghai Petrochemical Co. Ltd.	NYSE:SHI	35.86	0.37	100	36.68	(2.2%)	(0.2%)	0.0%	(0.1%)
CNOOC Ltd.	NYSE:CEO	89.17	0.91	100	90.55	(1.5%)	(0.3%)	(0.3%)	(0.0%)
China Life Insurance Co. Ltd.	NYSE:LFC	12.79	2.61	5	13.05	(2.0%)	(0.3%)	(0.3%)	(0.1%)
HSBC Holdings plc	NYSE:HSBC	34.63	7.20	5	35.98	(3.7%)	(0.6%)	(0.3%)	(0.2%)
Huaneng Power International, Inc.	NYSE:HNP	31.69	0.81	40	32.32	(2.0%)	(0.6%)	(0.1%)	0.1%
China Eastern Airlines Corp. Ltd.	NYSE:CEA	23.91	0.48	50	24.24	(1.4%)	(0.2%)	0.3%	0.2%
China Southern Airlines Co. Ltd.	NYSE:ZNH	29.83	0.61	50	30.46	(2.1%)	(0.5%)	(0.3%)	(0.1%)
Aluminum Corporation Of China Limited	NYSE:ACH	6.95	0.28	25	7.12	(2.4%)	(0.2%)	(0.2%)	(0.2%)
China Petroleum & Chemical Corp.	NYSE:SNP	50.61	0.52	100	51.69	(2.1%)	(0.4%)	(0.3%)	(0.1%)
Semiconductor Manufacturing International Corp.	NYSE:SMI	4.48	0.09	50	4.55	(1.6%)	(0.9%)	(0.9%)	(0.9%)
Guangshen Railway Co. Ltd.	NYSE:GSH	22.85	0.47	50	23.41	(2.4%)	(0.9%)	(0.4%)	(0.4%)
Yanzhou Coal Mining Co. Ltd.	NYSE:YZC	3.93	0.40	10	4.03	(2.4%)	(1.4%)	(0.9%)	(0.7%)
	Median					**(2.1%)**	**(0.4%)**	**(0.3%)**	**(0.1%)**
	Mean					**(2.1%)**	**(0.5%)**	**(0.3%)**	**(0.2%)**
	High					**(1.4%)**	**(0.1%)**	**0.3%**	**0.2%**
	Low					**(3.7%)**	**(1.4%)**	**(0.9%)**	**(0.9%)**
	Overall Median					**(2.1%)**	**(0.4%)**	**(0.2%)**	**(0.1%)**
	Overall Mean					**(1.8%)**	**(0.2%)**	**0.1%**	**0.1%**
	Overall High					**3.5%**	**5.6%**	**4.3%**	**3.2%**
	Overall Low					**(3.7%)**	**(1.4%)**	**(0.9%)**	**(0.9%)**

Source: Market data from Capital IQ as of 1/15/2016 ; Note: Foreign stock prices converted to USD using daily historical exchange rates of respective currencies

Project Island 24 Wells Fargo Securities

Appendix

Pro Forma Tahiti Financial Forecasts($ in USD; $ and Shares in Millions, except per share data)Pro Forma Tahiti Financial Forecasts$843.2$808.7 $767.5 Revenue $672.9 $626.2 $592.82015E 2016E 2017E 2018E 2019E 2020E$259.3 $278.2 $240.6EBITDA1 $175.4 $197.6 $157.52015E 2016E 2017E 2018E 2019E 2020E$151.2 $144.0 $123.1 Free Cash Flow2$60.5 $25.9 ($64.6)2015E 2016E 2017E 2018E 2019E 2020ECapEx: $114.9 $131.5 $262.2 $117.5 $108.0 $134.3Source: Pro Forma Tahiti Financial Forecasts 1 EBITDA defined as earnings before interest, taxes, depreciation and amortization and non-recurring expenses (all tax effected)2 Free Cash Flow defined as EBITDA less capital expendituresProject Island 26

Discounted Cash Flow Analysis – Pro Forma Tahiti

($ in USD; $ and Shares in Millions, except per share)

	Fiscal Year Ending December 31,					CAGR
	2016P	2017P	2018P	2019P	2020P	2015-2020
Revenue	$592.8	$672.9	$767.5	$808.7	$843.2	6.1%
% Growth	*(5.3%)*	*13.5%*	*14.1%*	*5.4%*	*4.3%*	
Pro Forma Tahiti EBITDA	157.5	197.6	240.6	259.3	278.2	10.0%
% Margin	*26.6%*	*29.4%*	*31.3%*	*32.1%*	*33.0%*	
EBIT	51.8	76.7	111.8	128.0	142.1	
Less: Cash Taxes @ 25.0%	12.9	19.2	27.9	32.0	35.5	
Tax-adjusted EBIT	$38.8	$57.6	$83.8	$96.0	$106.6	
Plus: Depreciation & Amortization	105.7	120.9	128.8	131.3	136.1	
Less: Capital Expenditures	131.5	262.2	117.5	108.0	134.3	
Less: Change in Net Working Capital	(8.6)	(16.3)	55.6	10.9	0.6	
Unlevered Free Cash Flow	$21.6	($67.4)	$39.6	$108.4	$107.8	

Discount Rate	13.0%			14.0%			15.0%		
Terminal Multiple	3.50x	4.50x	5.50x	3.50x	4.50x	5.50x	3.50x	4.50x	5.50x
2020 Pro Forma Tahiti EBITDA	$278.2	$278.2	$278.2	$278.2	$278.2	$278.2	$278.2	$278.2	$278.2
Terminal Value	973.8	1,252.0	1,530.2	973.8	1,252.0	1,530.2	973.8	1,252.0	1,530.2
PV of Terminal Value [1,2]	528.5	679.5	830.6	505.8	650.3	794.8	484.1	622.5	760.8
PV of Free Cash Flows [2]	157.5	157.5	157.5	152.7	152.7	152.7	148.2	148.2	148.2
Implied Pro Forma Tahiti Enterprise Value	$686.1	$837.1	$988.1	$658.5	$803.0	$947.5	$632.3	$770.7	$909.0
Less: Pro Forma Tahiti Net Debt [3]	(369.7)	(369.7)	(369.7)	(369.7)	(369.7)	(369.7)	(369.7)	(369.7)	(369.7)
Implied Pro Forma Tahiti Equity Value	$1,055.8	$1,206.8	$1,357.8	$1,028.2	$1,172.7	$1,317.2	$1,002.1	$1,140.4	$1,278.7
Total Shares [4]	1,183.660	1,183.660	1,183.660	1,183.660	1,183.660	1,183.660	1,183.660	1,183.660	1,183.660
Implied Pro Forma Tahiti Value per Share	$0.89	$1.02	$1.15	$0.87	$0.99	$1.11	$0.85	$0.96	$1.08
Implied Perpetuity Growth	1.9%	4.2%	5.7%	2.8%	5.1%	6.6%	3.7%	6.0%	7.6%
Implied Enterprise Value / 2015E EBITDA	4.0x	4.8x	5.7x	3.8x	4.6x	5.5x	3.7x	4.5x	5.2x

Source: Pro Forma Tahiti Financial Forecasts, Company filings and Capital IQ

[1] Assumes a normalized level of unlevered free cash flows in 2021, taking into account equalized depreciation and capital expenditures per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee

[2] Present Value as of 12/31/15

[3] Based on pro forma Tahiti cash and debt figures as shown on page 6

[4] Based on pro forma Tahiti share count including pending T-Co PIPE and Merger as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee

Project Island 27 Wells Fargo Securities

Selected Public Companies Analysis

($ in USD; $ and Shares in Millions, except per share)

Selected Public Companies

	Market Data			Valuation Metrics				Operating Metrics							
	Stock Price 1/15/16	Equity Value	Enterprise Value	EV/Revenue 2015E	EV/Revenue 2016E	EV/EBITDA 2015E	EV/EBITDA 2016E	Revenue 2015E	Revenue 2016E	Revenue Growth 2015E	Revenue Growth 2016E	EBITDA 2015E	EBITDA 2016E	EBITDA Margin 2015E	EBITDA Margin 2016E
Taiwan Based OSAT Companies															
Advanced Semiconductor Engineering Inc.	$1.03	$8,458	$11,116	1.3x	1.2x	7.0x	6.5x	$8,478	$9,385	11.1%	10.7%	$1,583	$1,708	18.7%	18.2%
Siliconware Precision Industries Co. Ltd.	1.57	5,342	5,513	2.3x	2.2x	7.0x	6.7x	2,434	2,550	(1.5%)	4.8%	785	817	32.2%	32.0%
Powertech Technology Inc.	1.96	1,525	1,752	1.4x	1.3x	4.1x	4.0x	1,239	1,376	4.1%	11.0%	430	443	34.7%	32.2%
King Yuan Electronics Co., Ltd.	0.60	723	956	1.9x	1.8x	4.0x	3.7x	510	543	5.2%	6.5%	237	258	46.5%	47.5%
Chipbond Technology Corporation	1.25	812	840	1.7x	1.5x	5.3x	4.4x	507	554	(3.6%)	9.3%	159	190	31.3%	34.3%
Median				**1.7x**	**1.5x**	**5.3x**	**4.4x**	**$1,239**	**$1,376**	**4.1%**	**9.3%**	**$430**	**$443**	**32.2%**	**32.2%**
Mean				**1.7x**	**1.6x**	**5.5x**	**5.1x**	**$2,634**	**$2,882**	**3.0%**	**8.5%**	**$639**	**$683**	**32.7%**	**32.8%**
ROW Based OSAT Companies															
Amkor Technology, Inc.	$5.56	$1,322	$2,252	0.6x	0.6x	2.9x	2.9x	$3,734	$3,794	(7.3%)	1.6%	$780	$786	20.9%	20.7%
Unisem (M) Berhad	0.54	401	409	1.4x	1.4x	5.4x	5.3x	288	298	18.1%	3.5%	76	77	26.3%	25.7%
AOI Electronics Co., Ltd.	24.20	290	127	0.3x	0.3x	1.6x	1.5x	365	393	3.7%	7.6%	78	87	21.5%	22.1%
Median				**0.6x**	**0.6x**	**2.9x**	**2.9x**	**$365**	**$393**	**3.7%**	**3.5%**	**$78**	**$87**	**21.5%**	**22.1%**
Mean				**0.8x**	**0.8x**	**3.3x**	**3.2x**	**$1,463**	**$1,495**	**4.8%**	**4.2%**	**$311**	**$316**	**22.9%**	**22.8%**
Tahiti Equity Research	**$0.85**	**$765**	**$336**	**0.6x**	**0.5x**	**1.9x**	**1.7x**	**$595**	**$628**	**(9.2%)**	**5.6%**	**$180**	**$197**	**30.3%**	**31.4%**
Barbados Equity Research	**$16.90**	**$468**	**$554**	**0.9x**	**0.9x**	**3.3x**	**3.1x**	**$605**	**$625**	**(13.1%)**	**3.2%**	**$168**	**$179**	**27.8%**	**28.6%**

Source: Wall Street research, Thomson One, market data from Capital IQ and FactSet as of 1/15/16
Note: NTD converted to USD at Assumed Exchange Rate; MYR converted to USD at spot rate of 4.25847 as of 1/15/16; JPY converted to USD at spot rate of 116.925 as of 1/15/16

Project Island 28 Wells Fargo Securities

Weighted Average Cost of Capital – Taiwan-Based Public Companies

($ in USD; $ and Shares in Millions, except per share)

Weighted Average Cost of Capital Analysis

Company	Market Value of Equity	Debt	Tax Rate[1]	% Debt	% Equity	Debt / Equity	Levered Beta [2]	Unlevered Beta	Relevered Beta [3]
Advanced Semiconductor Engineering Inc.	$8,065.0	$3,778.9	17.0%	31.9%	68.1%	46.9%	1.27	0.91	1.24
Siliconware Precision Industries Co. Ltd.	4,881.3	856.1	17.0%	14.9%	85.1%	17.5%	1.24	1.08	1.47
Powertech Technology Inc.	1,518.3	551.4	17.0%	26.6%	73.4%	36.3%	1.22	0.93	1.27
Chipbond Technology Corporation	799.1	343.9	17.0%	30.1%	69.9%	43.0%	1.04	0.76	1.04
King Yuan Electronics Co., Ltd.	717.1	438.2	17.0%	37.9%	62.1%	61.1%	1.34	0.89	1.20
Median			17.0%	30.1%	69.9%	43.0%	1.24	0.91	1.24

Cost of Equity

Risk Free Rate [4]	2.59%
Market Risk Premium [5]	7.00%
Comparable Company Median Risk Factor	1.24
Industry Specific Cost of Equity	11.27%
Small Size Company Premium	3.74%
Country Risk Premium[6]	1.80%
Company Specific Cost of Equity	16.81%

Long-term Capital Structure Estimates[3]

% Equity	69.9%
% Debt	30.1%
Debt / Equity	43.0%

Cost of Debt[7]

Current Company Specific Cost of Debt	11.00%
Less: 25.0% Tax Shield	2.75%
Effective Company Specific Cost of Debt	8.25%

Weighted Average Cost of Capital

	Weighting	Cost	Wtd. Cost
Weighted Cost of Equity	69.9%	16.81%	11.75%
Weighted Cost of Debt	30.1%	8.25%	2.48%
WACC			14.23%

Source: Company filings, Bloomberg, Capital IQ and Duff & Phelps
[1] Represents marginal tax rate in Taiwan
[2] Bloomberg 5-Year unadjusted betas as of 1/15/16
[3] Using median values from set of comparable companies
[4] Yield on the 20-Year U.S. Government Bond as of 1/15/16
[5] 2015 Duff & Phelps Valuation Handbook
[6] Represent country risk premium from Duff & Phelps 2015 International Valuation Handbook (Semi-Annual Update)using the Country Credit Rating (CCR) Model with data updated through September 2015
[7] Represents estimated 10-Year yield based on market conditions on 1/15/16 based on hypothetical $200 million to $250 million bond issuance by Tahiti

Project Island 29 Wells Fargo Securities

Weighted Average Cost of Capital – Taiwan & Rest of the World Public Companies

($ in USD; $ and Shares in Millions, except per share)

Weighted Average Cost of Capital Analysis

Company	Market Value of Equity	Debt	Tax Rate[1]	% Debt	% Equity	Debt / Equity	Levered Beta [2]	Unlevered Beta	Relevered Beta [3]
Advanced Semiconductor Engineering Inc.	$8,065.0	$3,778.9	17.0%	31.9%	68.1%	46.9%	1.27	0.91	1.21
Siliconware Precision Industries Co. Ltd.	4,881.3	856.1	17.0%	14.9%	85.1%	17.5%	1.24	1.08	1.44
Powertech Technology Inc.	1,518.3	551.4	17.0%	26.6%	73.4%	36.3%	1.22	0.93	1.24
Amkor Technology, Inc.	1,343.5	1,440.4	40.0%	51.7%	48.3%	107.2%	1.11	0.68	0.84
Chipbond Technology Corporation	799.1	343.9	17.0%	30.1%	69.9%	43.0%	1.04	0.76	1.02
King Yuan Electronics Co., Ltd.	717.1	438.2	17.0%	37.9%	62.1%	61.1%	1.34	0.89	1.18
Unisem (M) Berhad	390.1	37.6	25.0%	8.8%	91.2%	9.6%	0.57	0.53	0.69
AOI Electronics Co., Ltd.	290.8	15.5	33.0%	5.1%	94.9%	5.3%	0.66	0.64	0.81
Median			17.0%	28.4%	71.6%	39.7%	1.16	0.83	1.10

Cost of Equity	
Risk Free Rate [4]	2.59%
Market Risk Premium [5]	7.00%
Comparable Company Median Risk Factor	1.10
Industry Specific Cost of Equity	10.27%
Small Size Company Premium	3.74%
Country Risk Premium[6]	1.80%
Company Specific Cost of Equity	15.81%

Long-term Capital Structure Estimates[3]	
% Equity	71.6%
% Debt	28.4%
Debt / Equity	39.7%

Cost of Debt[7]	
Current Company Specific Cost of Debt	11.00%
Less: 25.0% Tax Shield	2.75%
Effective Company Specific Cost of Debt	8.25%

Weighted Average Cost of Capital	Weighting	Cost	Wtd. Cost
Weighted Cost of Equity	71.6%	15.81%	11.32%
Weighted Cost of Debt	28.4%	8.25%	2.34%
WACC			13.66%

Source: Company filings, Bloomberg, Capital IQ and Duff & Phelps
[1] Represents marginal tax rate in local domicile
[2] Bloomberg 5-Year unadjusted betas as of 1/15/16
[3] Using median values from set of comparable companies
[4] Yield on the 20-Year U.S. Government Bond as of 1/15/16
[5] 2015 Duff & Phelps Valuation Handbook
[6] Represent country risk premium from Duff & Phelps 2015 International Valuation Handbook (Semi-Annual Update)using the Country Credit Rating (CCR) Model with data updated through September 2015
[7] Represents estimated 10-Year yield based on market conditions on 1/15/16 based on hypothetical $200 million to $250 million bond issuance by Tahiti

Project Island 30 Wells Fargo Securities

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